Exhibit 99.1

KINDER MORGAN CANADA LIMITED SHAREHOLDERS VOTE TO APPROVE TRANSACTION WITH PEMBINA
Court Approval Received; Closing Expected on December 16, 2019
CALGARY, ALBERTA, December 10, 2019 – Kinder Morgan Canada Limited (TSX: KML) today announced that holders (Voting Shareholders) of KML restricted voting shares and special voting shares (collectively, Voting Shares) and holders (Preferred Shareholders) of KML cumulative redeemable minimum rate reset preferred shares, series 1 and 3 (collectively, Preferred Shares), have voted to approve the proposed acquisition of KML's outstanding common equity by Pembina Pipeline Corporation (TSX: PPL; NYSE: PBA) (Pembina) by way of a statutory arrangement under the Business Corporations Act (Alberta) (Arrangement) at the special meetings of Voting Shareholders and Preferred Shareholders, respectively, each held on December 10, 2019 in Calgary, Alberta.
At the special meeting of Voting Shareholders, a total of 20,983,799 restricted voting shares and 81,353,820 special voting shares were voted in person and by proxy, representing 88.00 percent of KML's issued and outstanding Voting Shares. The Arrangement was approved by 99.99 percent of the votes cast by Voting Shareholders, voting together as a single class, and 99.93 percent of the votes cast by holders of restricted voting shares. Both a majority of not less than two-thirds of the votes cast by Voting Shareholders and a majority of votes cast by holders of restricted voting shares were required to approve the Arrangement.
At the special meeting of Preferred Shareholders, a total of 10,410,391 Preferred Shares were voted in person and by proxy, representing 47.32 percent of KML's issued and outstanding Preferred Shares. The Arrangement was approved by 76.36 percent of the votes cast by the

Preferred Shareholders, voting together as a single class. A majority of not less than two-thirds of the votes cast by Preferred Shareholders was required in order for Preferred Shareholders to participate in the Arrangement.
Also today, the Company received the final order from the Court of Queen's Bench of Alberta approving the Arrangement. As previously announced, all material regulatory conditions necessary for completion of the Arrangement have been satisfied. Completion of the Arrangement remains subject to other customary conditions to closing, including the concurrent completion of the sale of the U.S.-regulated Cochin pipeline system by Kinder Morgan, Inc. to Pembina, and is expected to occur on or about December 16, 2019.
About Kinder Morgan Canada Limited (TSX: KML). KML manages and is the holder of an approximately 30 percent minority interest in a portfolio of strategic energy infrastructure assets across western Canada. Kinder Morgan, Inc. (NYSE: KMI) holds an approximately 70 percent majority voting interest in KML and a corresponding 70 percent economic interest in KML's business and assets.  KML focuses on stable, fee-based energy transportation and storage assets that are central to the energy infrastructure of Western Canada. We strive to promote shareholder value by increasing utilization of our existing assets while controlling costs and operating in a safe and environmentally responsible way.  For more information visit kindermorgancanadalimited.com.
This news release includes "forward-looking information," and "forward-looking statements" within the meaning of applicable securities laws (forward-looking statements). Generally the words "expects," "believes," "anticipates," "will," "shall," and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements in this news release include statements, express or implied, concerning, without limitation: the proposed Arrangement, including the expected closing date and the ability of KML and Pembina to satisfy remaining conditions to closing of the Arrangement. Forward-looking statements are not guarantees of performance. They involve significant risks, uncertainties and assumptions. Any forward-looking statements provided in this news release have been included for the purpose of providing information relating to management's current expectations and plans for the future, are based on a number of significant assumptions and may not be appropriate, and should not be used, for any other purpose. Future actions, conditions or events may differ materially from those expressed in forward-looking statements. Many of the factors that will determine the successful closing of the Arrangement are beyond the ability of KML to control or predict. As noted above, the forward-looking statements in this news release are based on a number of material assumptions, including among others those discussed in this news release or inherent in the factors highlighted below. Among other things, specific factors that could cause actual results to differ from those indicated in the forward-looking statements provided in this news release include, without limitation: the ability of the parties to satisfy, in a timely manner, the other conditions to closing of the transactions, including the concurrent closing of the sale of the U.S.-regulated Cochin pipeline system by Kinder Morgan, Inc. to Pembina.
The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to forward-looking statements included in this news release are set out in KML's press release dated December 3, 2018 regarding financial expectations for 2019 and KML's Annual Report on Form 10-K for the year-ended December 31, 2018 (under the headings "Risk Factors," "Information Regarding Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere) and KML's subsequent reports, which are available through the SEC's EDGAR system at www.sec.gov, under KML's profile on SEDAR at www.sedar.com and on KML's website at ir.kindermorgancanadalimited.com. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of their shares. The risk factors applicable to KML could cause actual results to vary materially from those contained in any forward-looking statements. KML disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this release.

CONTACTS
Media Relations	Investor Relations
(866) 775-5789	(800) 315-0578
media@kindermorgancanadalimited.com	kml_ir@kindermorgancanadalimited.com
www.kindermorgancanadalimited.com

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